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                                                                     EXHIBIT 21


                SUBSIDIARIES OF BIOSPHERE MEDICAL, INC.

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NAME OF SUBSIDIARY                                 JURISDICTION OF ORGANIZATION
------------------                                 ----------------------------

Biosphere Medical, S.A.                            France

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